UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 29, 2010

NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Dorfstrasse 19A
Baar, Switzerland	6340
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 41 (41) 761-65-55

NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D Landmark Square
64 Earth Close
Georgetown, Grand Cayman, Cayman Islands, BWI	KY-1 1206
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-2(c))

This combined filing on Form 8-K is separately filed by Noble Corporation, a Swiss Corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Island Company (“Noble-Cayman”).  Any reference in this filing to “Noble”, ”Noble Corporation,” the “Company,” “we,” “us,” “our,” and words of similar meaning refer collectively to Noble-Swiss and its consolidated subsidiaries, including Noble-Cayman, after March 26, 2009 and to Noble Cayman and its consolidated subsidiaries for periods through March 26, 2009.

ITEM 7.01.	Regulation FD Disclosure.

Fleet Status Update

The Company hereby incorporates by reference into this Item 7.01 the Noble Corporation and Subsidiaries Fleet Status Update as of September 29, 2010, which is attached as Exhibit 99.1 hereto and will be published on the Company’s website at http://www.noblecorp.com.  The report provides certain summary information about the operations of the drilling units of the Company.  The report is being furnished in accordance with Rule 101 (e) (1) under Regulation FD and shall not be deemed to be filed.

Merger-Related Costs and Effective Tax Rate

Noble’s financial results for the quarter ended September 30, 2010 will include costs incurred during the quarter related to the acquisition of FDR Holdings Limited (“Frontier”), which closed on July 28, 2010.  Noble expects these merger-related costs, which are not tax-effected, to be $14 to $17 million.

In addition, for the third quarter of 2010, we expect our effective tax rate to be approximately 25%.  Our tax rate can vary significantly from quarter to quarter, and the tax rate for the third quarter of 2010 will be impacted primarily by the current moratorium on specified types of drilling activities in the U.S. Gulf of Mexico and by our decision to reserve the revenue on the Noble Homer Ferrington contract pending resolution of a dispute with our customer.   The determination of our final merger-related costs and our tax rate for the third quarter of 2010 is subject to the finalization and review of our financial results for the quarter.

Statements regarding merger-related costs and tax rates, as well as any other statements that are not historical facts in this filing, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to actions by regulatory authorities or other third parties, market conditions, actions by, and resolution of disputes with, our customers and other third parties, factors affecting the level of activity in the oil and gas industry and our geographical revenue mix, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, our ability to meet performance bonus criteria, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

ITEM 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Noble Corporation and Subsidiaries Fleet Status Update as of September 29, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Noble Corporation, a Swiss corporation

Date: September 29, 2010	By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company

	By:	/s/ Dennis J. Lubojacky
Dennis J. Lubojacky
Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Noble Corporation and Subsidiaries Fleet Status Update as of September 29, 2010.